Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Bear Lake Recreation, Inc. (the “Company”) on Form 10-QSB for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Wayne Bassham and Todd Albiston, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	02/11/08	By:	/s/Wayne Bassham
Wayne Bassham
President and Director
Bear Lake Recreation, Inc.

Date:	02/11/08	By:	/s/Todd Albiston
Todd Albiston
Secretary and Director
Bear Lake Recreation, Inc.